SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2007

ZOOM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18672	51-0448969
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

207 South Street, Boston, MA 02111
(Address of principal executive offices, including zip code)

(617) 423-1072
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On July 26, 2007, Zoom Technologies, Inc. (the “Company”) and Unity Business Networks, L.L.C., a leading hosted business VoIP service provider headquartered in Denver (“Unity”), entered into a Series A Preferred Share Purchase Agreement pursuant to which the Company made a $1.06 million investment in Series A Preferred Shares of Unity. The Company is the sole holder of Series A Preferred Shares. Such Series A Preferred Shares represent 15% of the fully diluted capitalization of Unity. On the same date, the Company, Unity and Unity’s other interest holders also entered into an Option Agreement pursuant to which the Company has the right to buy the balance of Unity in early 2009 at a predetermined price based on Unity’s performance in 2008. Finally, on the same date the Company, Unity and Unity’s other interest holders also entered into an Investors’ Rights Agreement providing the Company and such other interest holders with registration rights on their interests in Unity, providing the Company with certain rights to participate in any further financings of Unity and providing the Company with certain rights to financial and other information regarding Unity.

The Series A Preferred Shares of Unity purchased by the Company are governed by Unity’s Second Amended and Restated Operating Agreement and have the following rights and preferences:

Distributions:
Non-liquidating distributions are pari-passu with no permitted distributions on any other membership interests in Unity (the “Other Interests”) unless a pro rata distribution (on an as converted to Common Shares basis) is made on the Series A Preferred Shares other than distributions for payment of income tax (computed for each member of Unity based upon that member’s ownership percentage of Unity, the percentage of the year that member was a member of Unity, and at a rate equal to the highest marginal tax rate of all of the members).

Liquidation Preference:
In the event of any liquidation or winding up of Unity, the holders of the Series A Preferred Shares shall be entitled to receive, in preference to the holders of the Other Interests, an amount equal to the original purchase price of the Series A Preferred Shares (to the extent not previously returned). After the payment of the liquidation preference to the holders of Series A Preferred Shares, the remaining assets shall be distributed to the holders of the Other Interests. A merger or consolidation of Unity in which the then-holders of the membership interests of Unity do not retain a majority of the voting power in the surviving or resulting entity, the exclusive licensing of substantially all of Unity’s intellectual property or the sale of all or substantially all of Unity’s assets, will be treated as a liquidation.

Conversion:
The holders of the Series A Preferred Shares shall have the right to convert the Series A Preferred Shares, at any time, into Common Shares of Unity. The initial conversion rate will be 1:1, subject to adjustment as provided below.

Automatic Conversion:
All Series A Preferred Shares automatically convert into Common Shares of the Company upon the earliest of occur of (i) the election of a majority of the outstanding Series A Preferred Shares (voting together as a single class on an as-converted basis); (ii) the consummation of an underwritten public offering with aggregate proceeds in excess of $25,000,000; or (iii) 30 days following the date on which Unity’s audited financial statements for the Fiscal Year 2009 are delivered to the holders of the Series A Preferred Shares.

In addition, in the event Unity’s 2008 revenues are $9 million or more (calculated pursuant to the revenue calculation rules set forth under “The Option” below), and the Company’s option to purchase the remainder of Unity expires unexercised, the veto rights of the Series A Preferred Shares will terminate effective upon such event.

Adjustments:	The conversion price of the Series A Preferred Shares will be subject to proportional adjustment for limited liability company unit splits, unit distributions, recapitalizations and the like.

Voting Rights:
The Series A Preferred Shares will vote on an as-converted to Common Shares basis, with the holders of the Other Interests on all matters on which holders of membership interests in Unity vote. In addition, approval of a majority of the outstanding Series A Preferred Shares will be required on (i) the creation of any senior or pari passu security, (ii) payment of dividends or distributions on any class or series of membership interest unless a pari passu dividend or distribution is paid to the holders of the Series A Preferred Shares, (iii) any redemptions or repurchases of membership interests in Unity except for purchases at cost upon termination of service or the exercise by Unity of contractual rights of first refusal over such membership interests, (iv) any liquidation event, (v) an increase or decrease in the number of authorized number of Series A Preferred Shares or Other Interests, (vi) any adverse change to the rights, preferences, and privileges of the Series A Preferred Interests, (vii) an increase or decrease in the size of the Board of Managers of Unity, (viii) any amendment of the Operating Agreement of Unity, (ix) an increase in new indebtedness for borrowed money in excess of $500,000, (x) make any payment under a certain outstanding note payable by Unity other than pursuant to its payment schedule or upon exercise of the Company’s option to acquire the remaining interests in Unity and (xi) a decision to conduct the initial public offering of Unity or register any class or series of Unity’s membership interests or stock under the Securities Exchange Act of 1934 (except, in the latter case, as may be required by law). The Company’s right to approve (via a majority vote) the items listed in (i) through (xi) above will terminate upon the earlier to occur of a liquidation event, an initial public offering of Unity's shares, or if Unity's revenue for fiscal year 2008 exceeds $9,000,000 and the Company does not exercise the Option.

Board Seat:
The Company has the right to designate one member to sit on Unity’s Board of Managers. Frank Manning, the Company’s President and CEO, will immediately become a member of Unity’s 5-member Board of Managers.

Pursuant to the Option Agreement, the Company has the option to buy the balance of Unity it does not already own at a multiple of 2008 revenues. Either a “high multiple” or “low multiple” will be used, based on performance. The high multiple is 1.44869 and the low multiple is 1.20870. The high multiple is earned if Unity’s 2008 revenues are $10 million or more AND if 2008 net income (before subtracting capital expenses, depreciation expenses, amortization expenses, and interest expenses) is break-even or better, subject to the following conditions: (i) revenues not relating to Unity’s current business will not count; (ii) if non-recurring revenues (including phone sales) relating to Unity’s business exceed 30% of the total revenues relating to Unity’s business, the excess amount (i.e., the amount over 30%) will not count as 2008 revenues; and (iii) if telephone equipment revenues exceed 15% of the total revenues relating to Unity’s business, the excess amount (i.e., the amount over 15%) will not count as 2008 revenues. The low multiple is to be used if the conditions for the high multiple have not been met. This option is exercisable during the thirty day period commencing with the receipt by the Company of the audited financial statements of Unity for fiscal year 2008.

In the event the Company exercises the option, the Company is required to (i) pay at least seventy percent of the purchase price in cash; and (ii) pay at least ten percent but no more than thirty percent (30%) of the purchase price in the form of the Company’s common stock. The deemed value of the Company’s common stock will be the average closing price over the preceding forty-five trading days. No part of the purchase price will be paid or distributed to the Company as a member of Unity. If the option is being exercised by a transferee or if it is being exercised at such time as the Company’s common stock has been delisted from the NASDAQ SmallCap Market, Unity shall have the option of requiring the purchase price to be paid (A) all in cash; or (B) in any stock/cash combination between zero percent and fifty percent stock and the balance in cash.

Any common stock of the Company issued as part of the purchase price will be registered for resale. Holders of the Company’s common stock received as part of the purchase price for the exercise of the option will be subject to certain market stand-of provisions and will be limited to volume sales restrictions as follows: collectively, the amount of the Company’s common stock sold by such holders during any one week period shall not exceed ten percent of the Company’s “average weekly trading volume” with “average weekly trading volume” meaning the number of shares (excluding those shares traded by such holders) of the Company’s common stock traded on NASDAQ Small Cap on a weekly basis for the four weeks immediately prior to the week in which securities are to be sold.

The option is transferable by the Investor subject to the Company’s consent as to the transferee, such consent not to be unreasonably withheld. Any transferee of such option shall not be entitled to the Company’s seat on Unity’s Board of Managers unless and until such transferee actually exercised the option.

Item 8.01 Other Events

On July 31, 2007, the Company issued a press release reporting on the transactions with Unity described in Item 1.01. See Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is filed with this report:

Exhibit No.	Exhibit Description

99.1	Press release issued by Zoom Technologies, Inc., dated July 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOM TECHNOLOGIES, INC. (Registrant)

By:	/s/Robert A. Crist
Robert A. Crist
Chief Financial Officer

Date: July 31, 2007